EXHIBIT 99.1

Independent Auditor’s Report	1

Financial Statements:

Combined Balance Sheet as of December 31, 2009	2

Combined Statement of Income for the year ended December 31, 2009	3

Combined Statement of Members’ Equity for the year ended December 31, 2009	4

Combined Statement of Cash Flows for the year ended December 31, 2009	5

Notes to Combined Financial Statements	6

McGladrey & Pullen

Certified Public Accountants

Independent Auditor’s Report

To the Board of Directors

Travel Leaders Group, LLC

We have audited the accompanying combined balance sheets of Connexions Loyalty Travel Solutions, LLC and Loyalty Travel Agency, LLC (the Company) as of December 31, 2009, and the related combined statements of income, members’ equity and cash flows for the year then ended. These combined financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these combined financial statements based on our audit.

We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the combined financial statements referred to above present fairly, in all material respects, the financial position of the Company as of December 31, 2009, and the results of their operations and their cash flows for the year then ended, in conformity with accounting principles generally accepted in the United States of America.

As discussed in Note 7 to the combined financial statements, the Company was acquired by Affinion Loyalty Acquisition, LLC subsequent to the date of our report on the 2009 combined financial statements.

/s/ McGladrey & Pullen
Minneapolis, Minnesota March 23, 2010, except for Note 7, as to which the date is September 1, 2010

Connexions Loyalty Travel Solutions, LLC and Loyalty Travel Agency, LLC

Combined Balance Sheet

December 31, 2009

(In Thousands)

Assets (Note 4)
Current Assets
Trade receivables, less allowances for doubtful accounts of $158	$15,769
Trade receivables from related parties (Note 4)	4,265
Prepaid expenses and other current assets	289

Total current assets	20,323
Property and Equipment, net (Note 3)	4,258
Finite-Life Intangible Assets, less accumulated amortization of $837 (Note 2)	1,358
Other Long-Term Assets	6

Total assets	$25,945

Liabilities and Members’ Equity
Current Liabilities
Current portion of long-term debt	$44
Accounts payable	16,458
Accrued compensation costs	504
Accrued liabilities	1,395
Customer deposits	62
Deferred revenue	120

Total current liabilities	18,583

Long-Term Liabilities
Long-term debt (Note 5)	57
Other long-term liabilities	312

Total long-term liabilities	369

Total liabilities	18,952
Commitments and Contingencies (Notes 3, 6 and 7)
Members’ Equity (Notes 1 and 4)	6,993

Total liabilities and members’ equity	$25,945

See Notes to Combined Financial Statements.

Connexions Loyalty Travel Solutions, LLC and Loyalty Travel Agency, LLC

Combined Statement of Income

For the Year Ended December 31, 2009

(In Thousands)

Revenues (Note 4)	$50,236

Expenses:
General and administrative (Note 4)	12,312
Salaries and benefits	23,154
Advertising and marketing	175

Total operating expenses	35,641

Operating income	14,595

Other expense:
Interest expense	(9)
Other expense	(44)

Total other expense	(53)

Net income	$14,542

See Notes to Combined Financial Statements.

Connexions Loyalty Travel Solutions, LLC and Loyalty Travel Agency, LLC

Combined Statement of Members’ Equity

For the Year Ended December 31, 2009

(In Thousands)

	Members’ Equity	Due From Parent and Its Subsidiaries (Note 4)	Total
Balance, January 1, 2009	$13,544	$(4,536)	$9,008
Net income	14,542	—	14,542
Net payments due from Travel Leaders Group, LLC (Note 4)	—	(16,557)	(16,557)

Balance, December 31, 2009	$28,086	$(21,093)	$6,993

See Notes to Combined Financial Statements.

Connexions Loyalty Travel Solutions, LLC and Loyalty Travel Agency, LLC

Combined Statement of Cash Flows

For the Year Ended December 31, 2009

(In Thousands)

Cash Flows From Operating Activities
Net income	$14,542
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation	2,212
Amortization	436
Other noncash	(88)
Changes in operating assets and liabilities:
Receivables	(1,809)
Prepaid expenses and other current assets	88
Accounts payable	4,596
Accrued liabilities	(1,527)
Deferred revenue	100
Customer deposits	38

Net cash provided by operating activities	18,588

Cash Flows From Investing Activities
Purchases of property and equipment	(1,990)

Net cash used in investing activities	(1,990)

Cash Flows From Financing Activities
Payments of long-term debt	(41)
Net payments made to Travel Leaders Group, LLC	(16,557)

Net cash used in financing activities	(16,598)

Increase in cash and cash equivalents	—
Cash and Cash Equivalents, beginning of year	—

Cash and Cash Equivalents, end of year	$—

Cash Paid During the Year for the Following:
Interest	$9

See Notes to Combined Financial Statements.

Connexions Loyalty Travel Solutions, LLC and Loyalty Travel Agency, LLC

Notes to Combined Financial Statements

Note 1. Organization, Business and Significant Accounting Policies

Organization: On January 28, 2008, TAG Investment Holdings, LLC (TAG Investment), through its new subsidiary, currently known as Travel Leaders Group, LLC (TLG), acquired the assets of Carlson Travel Group, Inc. (CTG), which comprised Connexions Loyalty Travel Solutions, LLC and Loyalty Travel Agency, LLC, among others not reported here.

Basis of presentation: The combined financial statements include the accounts of Connexions Loyalty Travel Solutions, LLC and Loyalty Travel Agency, LLC (collectively referred to herein as CLTS or the Company) as of December 31, 2009, and revenues and expenses for the year ended December 31, 2009. Significant intercompany transactions and accounts have been eliminated from the combined financial statements.

Business: CLTS primarily provides third-party travel fulfillment services to businesses who offer loyalty reward programs to their customers. More than 85 percent of CLTS’ revenues are derived from large financial institutions that offer point reward programs to their credit card holders. Within these reward programs, travel products are a prominent reward offering. CLTS services requests for program travel redemptions originating from the loyalty program members on behalf of the financial institutions.

Use of estimates: The preparation of combined financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent liabilities at the date of the combined financial statements, and the reported amounts of revenues and expenses during the reporting period. Ultimate results could differ from those estimates.

Revenue recognition: The Company recognizes revenue primarily through travel products, service fees, management fees, markup revenue on travel products sold, and supplier income (commissions from air and land travel, overrides, credit card rebates and global distribution system (GDS) revenue).

Travel products: Revenue from travel products (air, hotel, car, etc.) is generally recognized at the time of booking, subject to a reserve for potential cancellations. Published car and published hotel are recognized after the customer has traveled and payment has been received from the hotel property or car vendor. This is due to the uncertainty of travel and payment associated with these types of transactions. Cruise and tour commissions are recognized at the point in which the supplier is obligated to pay.

Service fees: Service fees may be collected related to the booking of a transaction, whether made via call center or online. Revenue relating to these service fees is recognized at the point of sale.

Management fees: Management fees may be charged to the client for services rendered by the Company, including, but not limited to, account management and technology support. The revenue associated with these fees is recognized in the month in which they are earned.

Supplier income: Supplier income can come in the form of overrides, GDS revenue and credit card rebates. Overrides can be earned based on contracts with suppliers (airlines, car rental companies, hotels, etc.). GDS revenue is earned through the Company’s utilization of global distribution systems (GDS) services. Under GDS service agreements, revenue is earned in the form of an incentive payment for each segment of travel that is processed through a GDS. Credit card rebates are earned based on volume processed on the Company’s credit cards.

Connexions Loyalty Travel Solutions, LLC and Loyalty Travel Agency, LLC

Notes to Combined Financial Statements (Continued)

Note 1. Organization, Business and Significant Accounting Policies (Continued)

In each of the forms of supplier income above, revenue that is volume-based with no volume hurdle and can be reasonably estimated is recognized in the period in which it is earned. Revenue that has a volume hurdle is generally recognized in the period in which the volume hurdle is cleared. An accrual may be done on a monthly basis in instances where historical performance and current-year performance support an estimate. Revenue that cannot be reasonably estimated is recognized at the time of payment.

Other revenue: Revenue from all other sources is recorded either upon delivery or when the Company provides the service.

Presentation of taxes in the combined statement of income: The Company presents taxes that are collected from customers and remitted to government authorities on a net basis in the combined statement of income.

Cash and cash equivalents: Cash and cash equivalents include cash and liquid financial instruments with maturities of 90 days or less when purchased. The Company participates in a cash management program with TLG, whereby any cash remaining in the Company’s accounts are automatically transferred to TLG at the close of each business day. Conversely, if the Company requires additional cash to cover scheduled disbursements, funds are automatically drawn from TLG’s bank accounts.

Receivables: Trade receivables are net of allowances for doubtful accounts and cancellations of $158,000 as of December 31, 2009. The Company establishes an allowance for doubtful accounts based on a history of past write-offs, economic circumstances, collections and current credit considerations of specific customers. The Company establishes an allowance for cancellations based on historical cancellation rates by product.

Property and equipment: Property and equipment consists of computer and office equipment, which are stated at cost and depreciated over their estimated useful lives ranging from three to 10 years, using the straight-line method. Leasehold improvements are amortized on a straight-line basis over the shorter of the estimated useful lives or the underlying lease term. The Company follows the provisions of the FASB’s ASC 350-40, Intangibles — Goodwill and Other Internal-Use Software, in accounting for costs incurred during the development or acquisition of internal-use software. Under the provisions of ASC 350-40, direct costs incurred during the application development stage, if developed, or the costs to acquire internal-use software are capitalized. All costs incurred during the preliminary project stage, including project scope and identifying and testing of alternatives, are expensed as incurred. Capitalization of costs is ended upon the software being placed into service. Capitalized software is generally amortized over three years using the straight-line method.

Impairment of long-lived assets: Property and equipment are reviewed periodically for possible impairment in accordance with ASC 360-10-35, Property, Plant and Equipment — Overall — Subsequent Measurement — Impairment or Disposal of Long-Lived Assets. The Company evaluates whether current facts or circumstances indicate that the carrying value of the assets to be held and used may not be recoverable. If such circumstances are determined to exist, an estimate of undiscounted future cash flows produced by the long-lived asset, or the appropriate grouping of assets, is compared to the carrying value to determine whether impairment exists. If an asset is determined to be impaired, the loss is measured based on quoted market prices in active markets, if available. If quoted market prices are not available, the estimate of fair value is based on various valuation techniques, including discounted value of estimated future cash flows. The Company reports an asset to be disposed of at the lower of its carrying value or its estimated net realizable value.

Connexions Loyalty Travel Solutions, LLC and Loyalty Travel Agency, LLC

Notes to Combined Financial Statements (Continued)

Note 1. Organization, Business and Significant Accounting Policies (Continued)

Finite-lived intangible assets: Intangible assets represent the fair value of identifiable intangible assets acquired in business combinations or the purchase of a specific asset group. The estimated useful life of an identifiable intangible asset is based on a number of factors, including the effects of demand, competition, contractual relationships and other business factors. Intangible assets subject to amortization are amortized using the straight-line method over their estimated useful lives.

Finite-lived identifiable intangible assets are evaluated for impairment at least annually to determine if any adverse conditions exist that would indicate impairment. If the carrying value of the finite-lived intangible assets exceeds the undiscounted cash flows, the carrying value is written down to fair value in the period identified. In assessing fair value, management generally utilizes present value cash flow calculations using an appropriate risk-adjusted discount rate.

Income taxes: As a limited liability company, the Company’s taxable income or loss is allocated to members in accordance with their respective percentage ownership. Therefore, no provision or liability for income taxes has been included in the combined financial statements.

Advertising expense: The Company expenses production costs associated with advertisements in the period in which the advertisement first takes place. For the year ended December 31, 2009, the Company’s advertising expense was $170,000.

Certain risks and concentrations: The Company’s business is subject to certain risks and concentrations, including dependence on relationships with travel suppliers, primarily airlines and hotels, dependence on third-party technology providers, exposure to risk associated with online commerce security, and credit card fraud. The Company also relies on global distribution system partners and third-party service providers for certain fulfillment services. In addition, the Company bears risk in the concentration of clients, as a large portion of revenue is earned through a relatively small number of major client programs.

The Company has four customers who each accounted for more than 10 percent of revenues, with a total of approximately 79 percent for the year ended December 31, 2009.

Financial instruments which potentially subject the Company to concentrations of credit risk consist primarily of accounts receivable. Concentrations of credit risk exist with financial institution clients where the Company funds the cost of travel redemption transactions and recovers those costs and service fee revenues from the clients. At December 31, 2009, the Company had trade accounts receivable balances outstanding with four customers in the amount of $7.7 million. Amounts past due as of December 31, 2009, were less than $1,000.

Recently adopted accounting pronouncements: In June 2009, the FASB issued Accounting Standards Codification (ASC), which identifies the sources of accounting principles and the framework for selecting principles used in the preparation of financial statements of nongovernmental entities that are presented in conformity with generally accepted accounting principles in the United States. This guidance replaces the old “Hierarchy of Generally Accepted Accounting Principles” as the source of authoritative accounting principles recognized by the FASB. Adoption of the new codification did not have an impact on the Company’s combined balance sheets or statements of income.

Connexions Loyalty Travel Solutions, LLC and Loyalty Travel Agency, LLC

Notes to Combined Financial Statements (Continued)

Note 1. Organization, Business and Significant Accounting Policies (Continued)

In May 2009, the FASB issued guidance that establishes general standards of accounting for and disclosure of events that occur after the balance sheet date but before financial statements are issued or available to be issued. This guidance sets forth the period after the balance sheet date during which management of a reporting entity should evaluate events or transactions that may occur for potential recognition or disclosure in the financial statements, the circumstances under which an entity should recognize events or transactions occurring after the balance sheet date in its financial statements, and the disclosures that an entity should make about events or transactions that occurred after the balance sheet date. This guidance was effective for annual periods ending after June 15, 2009. The Company’s adoption of this guidance did not have an impact on the combined balance sheets or statements of income.

In 2009, the Company adopted the FASB’s ASC 740, Income Taxes, which includes new guidance that clarifies the accounting for uncertainty in income taxes recognized in an enterprise’s financial statements. ASC 740 prescribes a recognition threshold and measurement attribute for the financial statement recognition and measurement of a tax position taken or expected to be taken in a tax return. ASC 740 also provides guidance on recognition of tax benefits, classification on the balance sheet, interest and penalties, accounting in interim periods, disclosure and transition. The adoption of this standard did not have any impact on the combined financial statements.

In 2009, the Company adopted the remaining provisions of SFAS 157, Fair Value Measurements (since included in ASC 820, Fair Value Measurements and Disclosures) related to nonfinancial assets and nonfinancial liabilities that are recognized or disclosed at fair value in the financial statements on a nonrecurring basis, for which delayed application was permitted until the fiscal year beginning January 1, 2009.

Note 2. Intangible Assets, Net

Information regarding the Company’s intangible assets is as follows (in thousands):

	December 31, 2009
	Estimated Useful Life	Gross Carrying Amount	Accumulated Amortization	Net Carrying Amount
Trademarks	Indefinite	$13	$—	$13
Customer relationships	5 years	2,182	(837)	1,345

Total		$2,195	$(837)	$1,358

Estimated aggregate amortization expense for each of the next four years is as follows (in thousands):

For years ending December 31:
2010	$436
2011	436
2012	436
2013	37

$1,345

Connexions Loyalty Travel Solutions, LLC and Loyalty Travel Agency, LLC

Notes to Combined Financial Statements (Continued)

Note 3. Property and Equipment

Property and equipment at December 31, 2009, consists of the following (in thousands):

Computers and office equipment	$1,212
Capitalized software	4,916
Capitalized software in process of development	1,365
Leasehold improvements	441

Total property and equipment	7,934
Less accumulated depreciation	3,676

Property and equipment, net	$4,258

Note 4. Related-Party Transactions

The Company recognizes revenue from entities that have common ownership. Revenues from these related entities include GDS revenue and credit card rebate programs. Total related revenue recognized was approximately $10.1 million for the year ended December 31, 2009. As of December 31, 2009, the Company had $4.3 million in trade receivables from these related parties.

The Company participates in a cash management program with TLG, whereby cash balances are swept daily to TLG. The Company also reimburses TLG for the use of the office space that it occupies and certain operating expenses that are paid by TLG. Amounts paid to TLG are settled through the due from TLG and its subsidiaries account. The total corporate expense allocations from TLG was approximately $2.3 million for the year ended December 31, 2009. Periodically the Company borrows from or loans amounts to wholly owned subsidiaries of TLG at the direction of TLG, the net balance of which is included in the due from TLG and its subsidiaries balance. TLG monitors the working capital needs of its subsidiaries, including the Company, and would only repay amounts due to the Company if it was necessary to fund operations. As such, the net balance due from TLG and its subsidiaries is included in members’ equity.

As of December 31, 2009, the Company had amounts due from TLG and its subsidiaries included within members’ equity as follows (in thousands):

TLG	$20,264
Travel Leaders Franchise Group, LLC	652
Travel Leaders Leisure Group, LLC and Travel Leaders Corporate, LLC	186
Tzell Travel, LLC	(9)

$21,093

All assets of the Company serve as collateral on TLG credit agreements, with outstanding balances totaling $3,687,000 and $26,250,000 in line of credit and debt, respectively, at December 31, 2009. The TLG credit agreements contain various restrictive covenants, including requirements to maintain certain financial ratios, as defined within the agreements.

Connexions Loyalty Travel Solutions, LLC and Loyalty Travel Agency, LLC

Notes to Combined Financial Statements (Continued)

Note 5. Debt

The following summarizes the Company’s outstanding debt as of December 31, 2009 (in thousands):

Total debt	$101
Less: current portion	(44)

Total long-term debt	$57

Principal payment requirements on the above obligations in each of the years subsequent to December 31, 2009, are as follows (in thousands):

For years ending December 31:
2010	$44
2011	41
2012	16

$101

Note 6. Commitments and Contingencies

Legal proceedings: In the ordinary course of business, the Company is party to various lawsuits. In the opinion of management, these lawsuits are not expected to have a material impact on the liquidity, results of operations, or financial condition of the Company. Other potential contingent matters are also reviewed, including value-added tax, federal excise tax, transient occupancy or accommodation tax, employee matters, and similar matters. Management does not believe that the aggregate amount of liability that could be reasonably possible with respect to these matters would have a material adverse effect on the combined financial results.

Lease commitments: The Company has contractual obligations in the form of operating subleases with Travel Leasing, LLC, a related party, for office space for which the Company records the related expense on a monthly basis. Certain subleases contain periodic rent escalation adjustments and renewal options. Rent expense related to such subleases is recorded on a straight-line basis. The Company’s operating subleases expire on various dates through April 30, 2013. Rent expense amounted to $1,115,000 for the year ended December 31, 2009.

Future minimum rental payments required under noncancelable operating subleases in each of the years subsequent to December 31, 2009, are as follows (in thousands):

For years ending December 31:
2010	$1,150
2011	1,204
2012	923
2013	172

Note 7. Subsequent Events

Subsequent events have been evaluated through March 23, 2010, the date that the combined financial statements were issued, and have been updated through September 1, 2010.

Connexions Loyalty Travel Solutions, LLC and Loyalty Travel Agency, LLC

Notes to Combined Financial Statements (Continued)

Note 7. Subsequent Events (Continued)

The Company was the primary travel provider for Capital One Financial Corporation’s loyalty rewards program in 2009. Revenues relating to Capital One were $12.4 million in 2009, representing 24.6 percent of the Company’s total revenues. Capital One terminated the contract effective February 2010. Some residual servicing of transactions previously booked will continue for the account for several months; however, the Company expects activity relating to this client to completely cease during 2010.

On July 1, 2010, all the membership interests in the Company and OEP TAG Holdings, LLC (OEP) were purchased by Affinion Loyalty Acquisition, LLC, a subsidiary of Affinion Group, Inc. Prior to the purchase, all the assets and liabilities of OEP, with the exception of its ownership interest in the Company, were distributed to the prior owners. Therefore, the activities of the Company were effectively all that was acquired.